Exhibit 99.1

EFiled: Jun 11 2008 1:51PM EDT Transaction ID 20200591 Case No. 3804-VCS

GRANTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TOPSPIN MEDICAL, INC.,	)
)
Petitioner,	)
	)	C.A. No. 3804-VCS
v.	)
)
ZIV HAFT TRUST COMPANY, LTD,	)
)
Respondent.	)
TEMPORARY RESTRAINING ORDER
Upon consideration of the Petitioner’s Motion for a Temporary Restraining Order and any and all opposition thereto, this 11th day of June, 2008, it is hereby ORDERED that Petitioner’s Motion for a Temporary Restraining Order is GRANTED.
It is further ORDERED that respondent Ziv Haft Trust Company, Ltd:
(1) Is enjoined from taking take any action to bring about an early redemption of the Series A Convertible Bonds until a trial on the merits of this action or further order of this Court; and
(2) Is enjoined from allowing the holders of the Series A Convertible Bonds issued by TopSpin under the July 20, 2007 indenture (the “Bondholders”) to vote via Special Decision on a resolution to demand the immediate repayment of the outstanding balance of the Series A Convertible Bonds before June 17, 2008.

Vice Chancellor Leo E. Strine, Jr.

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Leo E Strine

File & Serve Transaction ID:	20196795

Current Date:	Jun 11, 2008

Case Number:	3804-VCS

Case Name:	Topspin Medical Inc vs Ziv Haft Trust Co LTD

/s/ Judge Leo E Strine